Exhibit 10.6

Stock Option Certificate Number

NON-STATUTORY OPTION TO PURCHASE

SHARES OF COMMON STOCK

OF TRINITY CAPITAL CORPORATION

Pursuant to the Trinity Capital Corporation 1998 Stock Option Plan (the “Plan”) dated July 1, 1998, Trinity Capital Corporation (the “Company”) hereby grants you,          , an option to purchase             shares of its common stock, par value $1.00 (“Common Stock”).  This option is granted to you by action of the Board of Directors on            , in accordance with the terms and conditions set forth herein and is in all respects limited and conditioned by the Plan.

1.                                       Exercise Price.  The exercise price of this option shall be $            per share.

2.                                       Periods of Option.  This option shall become exercisable according to the vesting schedule in Section 7(c) of the Plan and terminate at midnight on           , unless it becomes exercisable or terminates sooner as provided in paragraph 4 and 5.

3.                                       Exercise Procedure.  This option may be exercised, in accordance with its terms, by written notice signed by you (or in the case of exercise after your death, by your executor, administrator, heir, or legatee, as the case may be, in which authority with the exercise form) to the Personnel Officer of the Company at the Company’s main office.  A copy of the form of notice may be obtained from the Personnel Officer.  Such notice shall state the number of shares as to which the option is exercised.  The full exercise price for such Common Stock shall be due and payable immediately.  The option price shall be payable only in cash.

4.                                       Termination, Retirement, or Death.  In the event you retire or if your employment is otherwise terminated with the Company, or with any of its subsidiaries, then the vested portion of this option may be exercised for a period of up to two years after such retirement of termination date, or on the expiration date specified in paragraph 2, whichever occurs first at which time this option shall terminate.  If this option is outstanding on the date of your death, it may be exercised by the personal representative of your estate, or by the person or persons to whom the option is transferred pursuant to your will or in accordance with the laws of descent and distribution at any time before the specified expiration date of such option or the first anniversary of your death, whichever is the first to occur.

5.                                       In the event that controlling interest in Trinity changes as a result of a sale, merger, acquisition, or otherwise, this option shall immediately vest and become exercisable in its entirety.

6.                                       Assignability.  The rights and benefits under this option are not assignable or transferable other than by will or by the laws of descent and distribution, and during your lifetime, this option shall be exercisable only by you.

7.                                       Limitation of Rights.  Neither the Plan, nor the granting of this option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement of understanding, express or implied, that the Company, or any of its subsidiaries, will retain you as an employee for any period of time or at any particular rate of compensation.

8.                                       Adjustment to Stock.  In the event any change is made to the Common Stock subject to the option while this option, or a portion thereof, is outstanding (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustment shall be made to this option to the extent then outstanding.

9.                                       Non-Statutory Option.  This option is a non-statutory option and is not entitled to the federal income tax treatment afforded Incentive Stock Options under Section 422A of the Internal Revenue Code.

10.                                 Miscellaneous.  The issuance of shares upon the exercise of this option shall be subject to compliance by the Company and yourself with all applicable requirements of law relating thereto.  This option may be exercised only as to whole shares, and no fractional shares will be issued hereunder.

If this arrangement is satisfactory to you, please acknowledge below and return it to the Company’s Personnel Officer.

Very truly yours,

Chairman of the Board

Acknowledgment of the Optionee:

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